UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): August 29, 2012
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DreamWorks Animation SKG, Inc.
(Exact name of registrant as specified in its charter)
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Delaware	001-32337	68-0589190
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1000 Flower Street, Glendale, California		91201
(Address of principal executive offices)		(Zip Code)
Registrant's telephone number, including area code: (818) 695-5000
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01.	Completion of Acquisition or Disposition of Assets.

On August 29, 2012, DreamWorks Animation SKG, Inc. (the “Company”) completed the acquisition contemplated by the Securities Purchase Agreement (the “Purchase Agreement”), dated as of July 20, 2012, by and among the Company, Boomerang Media Holdings I LLC (the “Seller”) and Boomerang Media Holdings II LLC ("Boomerang”).

Pursuant to the Purchase Agreement, the Company purchased from the Seller all the issued and outstanding equity securities of Boomerang for approximately $155.7 million in cash (net of Boomerang’s estimated cash on hand at closing), including amounts to be used to retire Boomerang’s outstanding indebtedness, and after giving effect to estimated working capital adjustments at closing. The purchase price is subject to final post-closing working capital adjustments in accordance with the terms of the Purchase Agreement. Boomerang, through its wholly-owned subsidiaries, is the sole owner of Classic Media, a global media company with an extensive portfolio of family-oriented TV, film and publishing properties.

A copy of the Purchase Agreement was filed as Exhibit 2.1 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on July 23, 2012 and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits:

Exhibit No.	Description

2.1
Securities Purchase Agreement, dated as of July 20, 2012, by and among DreamWorks Animation SKG, Inc., Boomerang Media Holdings I LLC and Boomerang Media Holdings II LLC (incorporated by reference from Exhibit 2.1 to the Company’s Current Report on Form 8-K filed on July 23, 2012).*

* The Company hereby undertakes to furnish supplementally a copy of any omitted schedule or exhibit to such agreement to the U.S. Securities and Exchange Commission upon request.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DreamWorks Animation SKG, Inc.
Date: August 31, 2012	By:	/s/ Andrew Chang
Name: Andrew Chang
Title: General Counsel

EXHIBIT INDEX

Exhibit No.	Description

2.1
Securities Purchase Agreement, dated as of July 20, 2012, by and among DreamWorks Animation SKG, Inc., Boomerang Media Holdings I LLC and Boomerang Media Holdings II LLC (incorporated by reference from Exhibit 2.1 to the Company’s Current Report on Form 8-K filed on July 23, 2012).*

* The Company hereby undertakes to furnish supplementally a copy of any omitted schedule or exhibit to such agreement to the U.S. Securities and Exchange Commission upon request.